UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2008

LIBERTY STAR URANIUM & METALS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

3024 E. Fort Lowell Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-731-8786

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective July 29, 2008, we entered into a Third Modification and Amendment Agreement (the “Agreement”) with certain holders (the “Subscribers”) of our Convertible Promissory Notes dated May 11, 2007, whereby we amended the Notes dated May 11, 2007 (the “Notes”) entered into with the Subscribers relating to an investment by the Subscribers of $3,650,000 of principal amount of promissory notes. The Notes are convertible into shares and warrants of our company.

All capitalized terms used herein shall have the meaning attributed to them in the Subscription Agreements.

The Agreement amends the Notes outstanding only in connection with the Monthly Amounts due on the 11th day of July, 2008, such that the repayment can be in stock at 75% of the VWAP, and certain other amendments as per the attached Third Modification Agreement.

Item 9.01.	Financial Statements and Exhibits.
10.1	Third Modification and Amendment Agreement dated July 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

/s/ James Briscoe

James Briscoe, President and Director

Date: July 31, 2008

CW2030760.1